SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated Stock and Bond Fund, Inc. (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the fiscal periods ended October 31, 2003 and November 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: January 7, 2004

/s/ J. Christopher Donahue

Title: President, Principal Executive Officer



Dated: January 7, 2004

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.